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                          CREDIT ACCEPTANCE CORPORATION
                          STOCK OPTION PLAN FOR DEALERS
                             AS AMENDED AND RESTATED
                                     9/21/98

         1. Purpose. The purpose of the Credit Acceptance Corporation Stock Option Plan for Dealers (the "Plan") is to promote the best interests of Credit Acceptance Corporation (the "Company") and its shareholders by providing additional incentive to its participating dealers to increase the number of contracts submitted to the Company for servicing.

         2. Eligibility. "Participants" in the Plan shall be each business entity executing a Servicing Agreement with the Company pursuant to which vehicle financing contracts are submitted by such business entity to the Company (a "Servicing Agreement") and who are selected by the Board of Directors from time to time to receive options; provided, that to the extent a business entity which has executed a Servicing Agreement submits vehicle financing contracts originating from vehicle sales at more than one geographic location, each location shall be considered a separate Participant for purposes of determining eligibility to receive Century Options (as defined in Section 5).

         3. Administration. The Plan shall be administered by the Board of Directors of the Company according to its terms. The Board of Directors shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Board of Directors on any question concerning the interpretation of the Plan or any option granted under the Plan shall be final and binding upon all Participants. The Board of Directors may delegate to one or more officers of the Company, or a committee of such officers, the authority, subject to Section 9 and such terms and limitations as the Board of Directors shall determine, described in this Section 3 to administer the Plan on behalf of the Board of Directors.

         4. Stock. The stock subject to options under the Plan shall be the Common Stock of the Company ("Common Stock") and may be either authorized and unissued shares or shares reacquired by the Company. The total amount of Common Stock for which options may be granted under the Plan shall not exceed 1,000,000 shares (as adjusted for the December 1994 2-for-1 stock split), subject to adjustment in accordance with Section 7. Shares subject to any forfeited, cancelled or expired portion of an option granted under the Plan shall be available for purchase upon exercise of subsequent option grants under the Plan.

         5. Option Grants.

                  (a) Discretionary Option Grants. Subject to the limitations set forth in the Plan, the Board of Directors may from time to time grant to Participants options for such number of shares and having such terms and conditions as the Board of Directors may determine in its discretion.

                  (b) Automatic Grants. Until the Plan terminates in accordance with Section 9 (by Board action or otherwise) or shares are no longer available under the Plan, (i) a Participant shall receive a grant of an option to purchase 1,000 shares of Common Stock as of the last day of the calendar quarter in which the Company processes and accepts the 100th Financing Contract (as defined below) so accepted from such Participant during the calendar year, and (ii) a Participant shall

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receive an additional grant of an option to purchase 200 shares of Common Stock for each additional 100 Financing Contracts processed and accepted by the Company during the calendar year as of the last day of the calendar quarter in which the Company processes and accepts from the Participant the Financing Contract which is an integral multiple of 100 (i.e. the 200th, 300th, 400th etc.); provided, that with respect to any Participant which is an "affiliate" (as such term is defined under the federal securities laws), any option to be granted to such affiliate under this Section 5(b) shall, in lieu of being granted to such affiliate, be granted to an employee or employees of such affiliate designated by such affiliate and references in the Plan to "Participant(s)" shall include such employees unless the context otherwise requires. The numbers of shares set forth in the preceding sentence shall be in effect on and after December 20, 1994. Options granted under this Section 5(b) are referred to herein as "Century Options". A Century Option shall become exercisable in three equal annual installments beginning on the first anniversary of the date of grant, which shall be the last day of the calendar quarter in which the Company accepted the 100th financing contract (or integral multiple thereof) from such Participant. For purposes of this Section 5, a "Financing Contract" shall mean a vehicle financing contract submitted to the Company during the applicable calendar year pursuant to a Servicing Agreement and meeting the Company's normal advance criteria.

                  (c) Each option granted under the Plan shall have the following terms:

                           (i) The exercise price per share of an option shall
be equal to the fair market value of the Common Stock on the date of grant. "Fair Market Value" shall mean the average of the high and low sale prices per share of Common Stock reported in the Wall Street Journal for the last preceding day on which the Common Stock was traded prior to the date of grant.

                           (ii) Once exercisable, a Participant may exercise all
or part of an option by delivering written notice to the Company and tendering payment for the portion of the option that the Participant wishes to exercise. The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full in cash or by certified check, bank draft or money order at the time of exercise.

                           (iii) An option shall terminate upon the earlier of:

                                    (A)     termination of the Participant's
                                            Servicing Agreement by the Company
                                            or the Participant; or

                                    (B)     the close of business on the fifth
                                            anniversary of the date of grant; or

                                    (C)     with respect to options granted on
                                            or after September 21, 1998, upon
                                            receipt by the Participant of
                                            written notice from the Company that
                                            an event has occurred which gives
                                            the Company the right to terminate
                                            the Participant's Servicing
                                            Agreement pursuant to the terms
                                            thereof (regardless of whether such
                                            Servicing Agreement is actually
                                            terminated by the Company).


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                           (iv) An option may not be sold, assigned,
distributed, conveyed or otherwise transferred by a Participant by any means (including, without limitation, by gift, dividend or operation of law) and shall be exercised only by the Participant. Any purported transfer shall be null and void.

                           (v) An option shall be a "non-qualified stock option"
and shall not constitute an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

         6. Option Agreement. Each option granted under the Plan shall be evidenced by an agreement setting forth the number of shares to which the option relates, the exercise price and expiration date of the option and such other terms as the Board of Directors may deem appropriate. Such agreement, which may be a part of the Servicing Agreement or may be a separate writing, shall reference the fact that the option is subject to the terms of the Plan and shall be signed by the Participant and the Company.

         7. Stock Dividend, Reclassification, Merger, Etc. The total amount of Common Stock on which options may be granted under the Plan, and the number of shares subject to and the exercise price of any outstanding option granted to a Participant, shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock. Except as provided below, in the event of a Change of Control, each option shall be cancelled in exchange for payment in cash of an amount equal to the excess, if any, of the Change of Control Price over the exercise price thereof. Notwithstanding the immediately preceding sentence, no cancellation, cash settlement or acceleration of vesting shall occur with respect to any option if the Board of Directors reasonably determines in good faith prior to the occurrence of a Change of Control that such option shall be assumed, or new rights substituted therefor (such assumed or substituted option hereinafter called an "Alternative Option"), in connection with and immediately following such Change of Control, provided that any such Alternative Option must:

                           (i) be excercisable for common stock which is traded
on an established securities market, or which will be so traded within sixty
(60) days of the Change of Control;

                           (ii) provide such Participant (or each Participant in
a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and

                           (iii) have substantially equivalent economic value to
such option (determined at the time of the Change of Control).

A "Change of Control" shall mean (i) consummation of any merger or consolidation with respect to which the Company or any parent of the Company is a constituent corporation (other than a transaction for the purpose of changing the Company's corporate domicile), any liquidation or dissolution of the Company or any sale of all or substantially all of the Company's assets or (ii) a

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change in the identity of a majority of the members of the Company's Board of
Directors within any twelve-month period, which change or changes are not recommended by the incumbent directors immediately prior to any such change or changes.

"Change of Control Price" means the highest price per share of the Company's Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Board of Directors if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

         8. Securities Laws. Anything to the contrary herein notwithstanding, the Company's obligation to deliver stock pursuant to the exercise of an option is subject to such compliance with federal, state and foreign laws, rules and regulations applying to the authorization or issuance of securities as the Company deems necessary or advisable. The Company shall not be required to deliver stock pursuant to the exercise of an option unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities and Exchange Commission or the rules and regulations promulgated thereunder, or the provisions of any state or foreign law governing the issuance or transfer of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws.

         9. Termination and Amendment. The Board of Directors may terminate the Plan, or the granting of options under the Plan, at any time in its sole discretion. Following termination, no further options may be granted under the Plan other than Century Options to which Participants become entitled prior to the close of business on such date. Termination of the Plan shall not affect the rights of holders of any outstanding options. The Board of Directors may amend or modify the Plan at any time and from time to time, but no amendment or modification of the Plan shall in any manner adversely affect any option granted under the Plan without the consent of the Participant holding the option.

         10. Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to any shares covered by an option until the issuance of a stock certificate to the Participant for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

         11. Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Company.



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